UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Awareness For Teens, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	8200	27-3103778
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3416 Rollsreach Drive
San Diego, CA  92111
858-560-0987
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maureen Cottrell
3416 Rollsreach Drive
San Diego, CA  92111
858-560-0987
(Name, address, including zip code, and telephone number, including area code of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Ronald J. Stauber, Esq.,
 Ronald J. Stauber, Inc.
1880 Century Park East, Suite 315, Los Angeles, CA  90067
    (310) 556-0080 - Fax (310) 556-3687

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered1	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	250,000	$0.10	$25,000.00	$6.14

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

AWARENESS FOR TEENS, INC.

Up to 250,000 Shares of Common Stock

Offering price of $0.10

This offering by Awareness For Teens, Inc. (sometimes “Awareness”) consists of a new issue of up to 250,000 shares of common stock, $0.001 par value (sometimes “shares”) of Awareness at a price of $ 0.10 per share for a period of 3 months from the effective date of this prospectus.

There is no minimum number of shares being offered and we have two classes of shares authorized (common and preferred).  There are no preferred shares of stock issued or outstanding.  Only the shares of common stock are being sold.

This is the initial offering of our shares of common stock and no public market currently exists for the securities being offered in this prospectus.  We are currently in the development stage and have nominal operations and no assets, which makes us a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended ("Exchange Act”).  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Awareness being no longer classified a shell company.

The shares are not listed on any national securities exchange and the Nasdaq Stock Market does not list the shares being offered.

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 3 to read about factors you should consider before buying shares of the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering:

250,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$25,000
Total	$0.10	$25,000

This is a best efforts public offering, with no minimum purchase requirement.

1. Awareness is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Awareness for its use.

3.  Awareness may sell less than the 250,000 shares of common stock; accordingly, the following table reflects the lesser number of shares that may be sold at $0.10 per share and the corresponding percentage of the offering:

Percentage	Number of Shares	Proceeds
10%	25,000 shares	$ 2,500
50%	125,000 shares	$12,500
75%	187,500 shares	$18,750

The information in this prospectus is not complete and may be changed. Awareness may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is  January __, 2012.

TABLE OF CONTENTS

Item No.	Item in Form S-1 Prospectus Caption	Page No.

1	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus

2	Inside Front and Outside Back Cover Pages of Prospectus

3	Summary Information and Risk Factors	1-3

4	Use of Proceeds	9

5	Determination of Offering Price	11

6	Dilution	11

7	Selling Security Holders	13

8	Plan of Distribution	13

9	Description of Securities to be Registered	17

10	Interest of Named Experts and Counsel	16

11	Information with Respect to the Registrant	17

11A	Material Changes [None]

12	Incorporation of Certain Information by Reference

12A	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	29

13	Other Expenses of Issuance and Distribution	41

14	Indemnification of Directors and Officers	41

15	Recent Sales of Unregistered Securities	42

16	Exhibits and Financial Statement Schedules	45

17	Undertakings	42

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Prospectus Summary and Risk Factors

SUMMARY INFORMATION

Overview

Awareness was recently incorporated in the State of Nevada on April 28, 2010.  We are a development stage company that has not significantly commenced its planned principal operations.  Awareness’ operations to date have been devoted primarily to startup and development activities, which included (i) the development of our business plan, (ii) initiated working on our sales and marketing material, and (iii) initiated working on our curriculum.

Our success in providing a financial literacy and money management program for teenagers depends on our sole officer and director who has a teaching credential, teaching experience and administrative experience but has no experience in our planned operations.  Further, our sole officer and director has no experience in running a public company that is a reporting company with the Securities and Exchange Commission.

We believe that raising $25,000 from  the sale of shares of our common is sufficient for the company to become operational and sustain operations through the next twelve (12) months.  The capital raised has been budgeted to establish our infrastructure.  We believe that the recurring revenues from our curriculum will be sufficient to support ongoing operations and the cost of being a public company.  If we raise less than $25,000, it is likely that this lesser amount would be insufficient to aggressively pursue the furtherance of our business plan, pay for costs of the offering and meet the costs of being a reporting company.  In addition, there can be no assurance that our actual expenses incurred will not materially exceed our estimates or that cash flow from providing our training and teaching services will be adequate to maintain our business.  As a result, our independent auditor has expressed substantial doubt about our ability to continue as a going concern in the independent auditor’s report to the financial statements included in the registration statement.

Our shares of common stock has no market and may or may not become quoted on the Over-The-Counter Bulletin Board System, which will limit the Company’s ability to raise funds through equity financings or to use our shares of common stock as consideration.

Our shares of common stock will, in all likelihood, be deemed to be a “penny stock” with a potential limited trading market and difficulty in disposing of the shares if any market does develop.

This is a summary and the information is selective, it does not contain all information that may be important to you.  The summary highlights the more detailed information and financial statements appearing elsewhere in this document.  It is only a summary.  We urge you to read the entire prospectus carefully.  Your attention is specifically called to the Risk Factors beginning on page 6 and the financial statements and the explanatory notes before making any investment decision.

The Company:	Awareness was incorporated on April 28, 2010 in the State of Nevada. Our principal executive offices are located at 3416 Rollsreach Drive, San Diego, CA 92111. As of the date of this prospectus, we have no revenues or operations.

We are a development stage company. We have not had any revenues or operations and we have few assets. We do not expect to have revenues until at least three months after our registration statement becomes effective.

Since incorporation, we have not made any purchases or sale of assets nor have we been involved in any mergers, acquisitions or consolidations. Awareness has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as providing financial literacy and money management educational programs for teenagers on a fee for service offered basis.

Securities Offered:	Up to 250,000 shares of common stock with no minimum number of shares are being offered.

There is no minimum on the number of shares that have been designated for sale. Accordingly, once our securities are purchased, the investor will not be able to obtain a return of the investment, regardless of the number of shares sold.

Offering Price Per Share:	$0.10 per share of common share with a par value of $0.001 per share.

Offering:	Our shares are being offered on a self underwriting basis by Maureen Cottrell for a period not to exceed three months from the effective date of this prospectus, on a best effort basis.

Determination of Offering Price:	The offering price has been arbitrarily determined by us based upon what we believe purchasers of such speculative issues would be willing to pay for our securities and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value

Net Proceeds:	Approximately $25,000 with all of the proceeds going to us.

Use of Proceeds:	There is no assurance that Awareness will raise the full $25,000 as anticipated. The following is the break down of how we intend to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	50%	75%	100%
Curriculum Development	1,000	3,500	5,250	7,000
Educational and Training Material	500	1,500	2,500	3,000
Training Expense	0	500	750	1,000
Website Development	500	1,000	1,500	2,000
Marketing and Promotional Expenses		2,500	3,750	5,000
Legal and Accounting Fees	0	500	1,000	1,000
Furniture and Equipment	0	1,500	1,750	2,000
Miscellaneous Administrative Costs	250	1,500	2,250	4,000
Total	$2,250	$12,500	$18,750	$25,000

Number of Shares of the Common Stock Outstanding:	Before the Offering:	2,000,000
	Shares being Offered:	250,000

	After the Offering:	2,250,000

Risk Factors:	Our securities being offered involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford to lose their entire investment. Such risk factors include, among others, lack of operating history and limited resources, no escrow of proceeds, and lack of a viable market for the securities (See “Risk Factors” on page 3.)

Shell Company:
We may be deemed to be a “shell company” since we have no nominal operations; and either: no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount cash and cash equivalents and nominal other assets.  Accordingly, as to any affiliate or a non-affiliate holding restricted securities, a resale of said securities may only be made by each in reliance upon Section 4(1) of the Securities Act; see “RISK FACTORS” beginning on page 3 to read about factors to be considered before buying shares of the common stock.

Summary of Financial Information:

As at September 30, 2011
Current Assets	$0
Current Account Payable	500
Loans from Shareholders	5,467

From April 28, 2010 to September 30, 2011
Revenue	$0
Net Loss	$10,467

We have not begun operations and are currently without revenues.  We have no full-time employees at the present time.  As at September 30, 2011, our accumulated deficit was $10,467 .  We anticipate that we will operate in a deficit position and may continue to sustain net losses for the foreseeable future.

OTHER IMPORTANT INFORMATION

No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of shares of common stock that must be sold in this offering.  As a result, potential investors will not know how many shares will ultimately be sold and the amount of proceeds we will receive from this offering.  If we sell only a few shares, potential investors may end up holding shares in a company that:

(1)	hasn’t received enough proceeds from the offering to sustain operations;

(2)	has no market for its common stock; and

(3)	cannot meet the costs of a reporting company under the federal securities laws.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this prospectus starting on page 3.

Status as a Shell Company

We are currently in the development stage and have nominal operations and no assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Awareness being no longer classified a shell company.

Therefore, an investment in our business is considered extremely risky and is suitable only for those who can afford to lose their entire investment.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1)
is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)	is issuing "penny stock," as defined in Rule 3a51-1 under the Exchange Act.

We have a very specific business purpose and a bona fide plan of operations.  Our business plan and purpose is to provide a financial literacy and money management program for teenagers on a fee for service offered basis with specialized educational programs. We believe that there is a need to train teenagers who we believe lack the basic skills in the management of personal financial affairs.

RISK FACTORS

THE PURCHASE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Prior to investing in the shares, a prospective investor should consider carefully the following risks and highly speculative factors that may affect our business.  In analyzing this offering, prospective investors should carefully consider, among other factors, the following:

1.  As a start-up or development stage company, our business and prospects are difficult to evaluate because we have no operating history and our business model is evolving, an investment in us is considered a high risk investment whereby you could lose your entire investment.

We have just commenced operations and, therefore, we are considered a "start-up" or "development stage" company.  We have not yet owned and/or operated and/or provided any educational services.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment.

We face the challenge of successfully implementing our business plan.  There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that we will be able to operate profitably if or when operations commence.  You may lose your entire investment do to our lack of experience.

Our plan of operation is our best estimate and analysis of the potential market, opportunities and difficulties that we face.  There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success.  Competition for the delivery of education skills is intense, and with other economic forces, this makes forecasting of revenues and costs difficult and unpredictable.  If our estimates and analysis is incorrect, you could lose your entire investment.

2.  Our working capital will be limited.  We will need additional capital to fund our operations and finance future growth, and we may not be able to obtain it on terms acceptable to us or at all.  This will impede our growth and operating results.

There is no minimum amount that must be sold in this offering.  Although we will be able to commence operations without raising any funds in this offering, we will have little or no working capital on hand.  Our ability to commence and continue operations and operate as a going concern may be contingent on the successful completion of all or part of this offering, it may depend on our ability to borrow funds from Maureen Cottrell and unrelated third parties, and the receipt of proceeds from those enrolling in the educational program on commencement of operations.  As of this date, we have generated no income and there can be no assurance that any such income will be forthcoming in the future.  Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

3.  We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may adversely affect our ability to sustain growth and our operations may suffer.

We have no operating history and, therefore, no revenues.  We expect to incur losses during our first year of operation.  There can be no assurances that we will achieve profitability in the future, or, if so, as to the timing or amount of any such profits.

We plan to use any revenues received to support our plan of operations and to commence our sales and marketing.  Many of the expenses associated with these activities are relatively fixed in the short-term.  We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls.  If so, our operational results will suffer.

We should have sufficient capital to meet our operating expenses for the next twelve (12) months.  After that time, we will either need to raise additional funds or realize additional revenue from our business activities to meet our cash requirements.  There can be no guarantee that we will be successful in securing additional financing should the need arise.

Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

4.  Failure to secure additional financing may result in termination of Awareness’s operations and eliminate any value in Awareness’s stock.

We may require additional financing in order to establish profitable operations and to be able to comply with our reporting requirements under the Exchange Act.  Such financing, if required, may not be forthcoming.  Although the net proceeds of $1,500 from the sale of the common stock will satisfy our minimum cash operating requirements for 12 months, we will not be able to expend funds to market our financial literacy and money management programs or to comply with the requirements of a reporting company under the Exchange Act.  Our operations will be very limited.  We will need to raise additional funds or realize operational revenues from our business activities to meet our reporting requirements.  Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure the needed additional financing will have a very serious, if not fatal, effect on our ability to survive.  As of September 30, 2011, we had no working capital and our losses to that date totaled $10,467.

5.  Awareness’s business model is unproven.  Thus it is difficult for an investor to determine the likelihood of success or risk to his investment.

Awareness was formed on April 28, 2010.  As of the date of this prospectus, we do not have any revenues or operations, and we have no assets.  We do not expect to have revenues until at least three months after this prospectus becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies of creating and marketing of an educational curriculum to teach personal financial management skills to teenagers, we may not be able to generate sufficient revenues to operate profitably.  Consequently our investors may lose a substantial portion of or their entire investment.

6.  We are deemed a "shell company" and as such we are subject to short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have no cash, therefore, we are defined as a shell company.  The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of certain transactions.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.  See discussion in Risk Factors titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

7.  Awareness shareholders’ investment will be illiquid due to a lack of a public trading market and thus our shareholders may not be able to recover all of their investment in Awareness.

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  Even if a public market were to develop, our shareholders may never realize any value from their investment in our stock.  We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable.  However, there can be no assurance that our shares will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

8.  Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act, we are deemed to be a “shell company.”  As such, sales of our unregistered securities pursuant to Rule 144 are not able to be made until (1) we have ceased to be a “shell company; (2) we are subject to Section 13 or 15(d) of the Exchange Act and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least one year after we cease to be a “shell company,” any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

9 .  Awareness’s auditor has expressed doubts as to our ability to continue as a going concern.

In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Awareness’s ability to continue as a going concern.

10 .  Awareness’s curriculum material may not be sufficient to ensure Awareness’s success in its intended market resulting in the termination of Awareness’s operations and a loss of shareholders’ investment.

Initially, the only course Awareness will be offering is a financial literacy and money management program for teenagers on a fee for service offered basis for our course.  As such, our survival is dependent upon the market acceptance of this sole course material. Should this course material be too narrowly focused or should the target market be not as responsive as Awareness anticipates, we will not have any other course material that can be offered to ensure our survival in the educational marketplace.

While we believe that our course material and providing a financial literacy and money management program for teenagers on a fee for service offered basis, this view may not be shared by their parents. In such an event, we may not be able to attract sufficient students to make it a viable business operation, and we may subsequently fail due to this lack of acceptance in our course material.

11 .  The loss of Maureen Cottrell or our inability to attract and retain qualified personnel could significantly disrupt or harm our business and our operating results would suffer.

We are wholly dependent, at present, on the personal efforts and abilities of Maureen Cottrell, our sole officer and director.  The loss of services of Maureen Cottrell will disrupt if not stop our operations.  In addition, our success will depend on our ability to attract and retain highly motivated, well-qualified lecturers or employees.  Our inability to recruit and retain such individuals may delay the planned commencement of operations and or result in high employee turnover, which could have a material adverse effect on our business or results of operations once commenced.  Accordingly, without suitable replacements and employees to operate Awareness, our operations will suffer.

12.  Maureen Cottrell has no experience related to public company management.  As a result, we may be unable to manage our public reporting requirements.

Our operations depend entirely on the efforts of our sole officer and director.  While she has expertise with which we will rely upon to grow and manage our business operations, she has no experience related to public company management or as a principal accounting officer.  Because of this, we may be unable to develop and manage our public reporting requirements.  There is no assurance that we will overcome these obstacles.

13 .  Maureen Cottrell will own approximately 89% of our shares after the offering that permits him to exert influence over us or to prevent a change of control.

After giving effect to this offering, Maureen Cottrell, our sole director and officer, will beneficially own approximately 89% of our outstanding shares of common stock, if all of the shares are sold in this offering.  As a result of this stock ownership, Maureen Cottrell will continue to influence the vote on all matters submitted to a vote of our shareholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions.  This consolidation of voting power could also delay, deter or prevent a change of our control that might be otherwise beneficial to shareholders

14.  Maureen Cottrell has other outside employment, she is not devoting a majority of her time to the Company, which may result in periodic interruptions or business failure.

Maureen Cottrell, the company’s sole officer and director, has other outside employment requirements and currently devotes approximately 15 hours per week to our operations.  Our operations may be sporadic and occur at times which are not convenient to Maureen Cottrell, which may result in periodic interruptions or suspensions of our business plan.  If the demands of the Company’s business require the full business time of our president and chief executive officer, she is prepared to adjust her timetable to devote more time to the Company’s business.  However, she may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner.  Such delays could have a significant negative effect on the success of the business.

15 .  You will not receive dividend income from an investment in the shares and as a result, the purchase of the shares should only be made by an investor who does not expect a dividend return on the investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future.  We currently intend to retain future earnings, if any, to finance the operation and expansion of our business.  Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of our securities.  As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

16 .  We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering, as a result, future sales of the stock could be at a lesser price than the offering price.

The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of Awareness and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value.  As a result, it may be difficult for you to resell your shares at or above the offering price.  You may also lose your entire investment if the price of the shares being sold is too high.

17 .  You may not be able to resell any shares you purchased in this offering.

There is no trading market for our common stock at present and there has been no trading market to date.  We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket our common stock.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.  This means that it may be hard or impossible for you to find a willing buyer for your shares should you decide t sell then in the future or to resell the shares at or above the offering price.

18.  Our shares of common stock are deemed to be "penny stocks" with a potential limited trading market.

There is currently no trading market for our securities.  When our shares of common stock commence trading, of which no assurances can be given, they will, in all likelihood, be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Exchange Act.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or companies which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  Such rules require, among other things, that brokers who trade "penny stock" to persons other than" established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote and other information under certain circumstances.  Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the “penny stock rules," investors will find it more difficult to dispose of our securities.  Further, for companies whose securities are traded in the "Pink Sheets" and/or in the Over-the-Counter Bulletin Board System, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

19 .  Our issuance of further shares will dilute our common stock and could cause our stock price to decline.

The shares, if all are sold, being offered in this prospectus represents approximately 11% of our total issued and outstanding shares on a fully-diluted basis.  If you invest in our shares, your interest will be diluted to the extent of the differences between the price per share you pay for the common stock of $0.10 per share and the pro forma as adjusted net tangible book value per share which would be $.01 at the time of sale which is a dilution of 90% of your investment.  We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock.  Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value.  The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

20.  As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum with respect to the number of shares to be sold in directly by Awareness in our offering, if only as few shares are sold, we may not have enough capital to fully implement our business plan.  In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue.  As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

21 .  Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock, could cause our price to decline and could impair our ability to raise capital.

We currently have 2,000,000 shares of common stock issued and outstanding, all of which is held by Maureen Cottrell, our sole officer and director.  These shares are considered restricted securities pursuant to Rule 144 promulgated under the Securities Act.  These shares in the future may be available for sale under exemptions from registration.  Future sales of common stock by Maureen Cottrell under exemptions from registration or through a subsequent registered offering could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities.  We are unable to predict the effect, if any, that market sales of these shares, or the availability of these shares for future sale, will have on the prevailing market price of our common stock at any given time.

22 .  Our common stock has no public market and the value may decline after the offering and our common stock may never be public traded and you may have no ability to sell the shares.

There is no established public trading market or market maker for our securities.  There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained.  Therefore, if you purchase our securities you may be unable to sell them.  Accordingly, you should be able to bear the financial risk of losing your entire investment.  We plan to attempt to have our shares of common stock quoted on the OTC Bulletin Board once our registration statement has been declared effective.  We will contact a market maker to  apply on our behalf.

Only market makers can apply to quote securities.  Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority, Inc. ("FINRA") Bylaws.  The OTC Bulletin Board will not charge us with a fee for being quoted on the service.  FINRA rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium.  We intended to be subject to the reporting requirements of the Exchange Act, and, as such, we may be deemed compliant with Rule 15c2-11.  The FINRA will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain FINRA rules and Rule 15c2-11 have been considered by the FINRA.  Furthermore, the clearance should not construed by any investor as indicating that the FINRA, the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

23.  We will incur professional fees in connection with being a reporting company under the Securities Exchange Act of 1934, as amended.

Awareness is subject to the reporting requirements of the Exchange Act and as such, we are required to file Form 10-Ks, Form 10-Qs and Form 8-Ks and other reports with the SEC.  We will incur professional fees (i.e., attorney, auditors and filing agents) in connection with the preparation and filing of such reports and we currently anticipate such costs to range from $12,000 to $18,000 per year.  If we are unable to file such reports, we will be delinquent in our filings which could adversely affect the marketability of our shares of common interest.

24.  The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  We are in the process of further determining whether our existing internal controls over financial reporting systems are compliant with Section 404.  This process may divert internal resources and may take a significant amount of time, effort and expense to complete.  If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting.  We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter.  Further, we may need to hire qualified personnel or consultants in order for us to be compliant with Section 404.  If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

25 .  We have not contacted any market maker for sponsorship of our shares on the OTC Bulletin Board.

The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities-a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities.  The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

If we are unable to obtain a market maker to sponsor our approval for trading, we will be unable to develop a trading market for our common stock.  We may be unable to locate a market maker that will agree to sponsor our shares.  Even if we do locate a market maker, there is no assurance that our shares will be able to meet the requirements for a quotation or that the shares will be accepted for inclusion on the OTC Bulletin Board.

26 .  If our common stock does not meet blue sky resale requirements, you may be unable to resell your securities.

The common stock being offered must meet the blue sky resale requirements in the states in which the proposed purchasers reside.  If we are unable to qualify the securities offered and there is no exemption from qualification in certain states, the holders of the securities or the purchasers of the securities may be unable to sell them.

USE OF PROCEEDS

We intend to raise $25,000 from the sale of 250,000 shares of common stock at $0.10 per share.  This offering has a maximum amount of $25,000 and no minimum.  Awareness has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

As of today, Awareness has already raised a total of $5,000 from the sale of common stock.  This $5,000 has been raised from the sale of stock to our sole officer and director and this stock is restricted and is not being registered in this offering.  The offering expenses associated with this offering are estimated to be $10,510.  As at September 30, 2011, we had no cash.  We had accounts payable of $500 .  Maureen Cottrell has orally agreed that she will advance Awareness any funds which it may need to pay the expenses of this offering and Maureen Cottrell has advanced $5,467 .  Although no additional funds are currently contemplated, such advances will be made interest-free with no fixed terms of repayment and without any repayment from the proceeds of this offering.   This will allow us to pay the remainder of the expenses of this offering from cash on hand.  Awareness will rely instead upon the anticipation of repayment from future revenues, if any, generated by Awareness’s proposed business activities.  None of the offering expenses or shareholder loans are to be paid out of the proceeds of this offering. The entire sum of monies we raise from this offering will be used to finance our plan of operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how our company intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$25,000
Expenses
Curriculum Development	7,000
Educational and Training Material	3 ,000
Training Expense	1,000
Website Development	2,000
Marketing and Promotional Expenses	5,000
Legal and Accounting Fees	1,000
Furniture and Equipment	2,000
Miscellaneous Administrative Costs	4,000
Total	$25,000

The above expenditure items are defined as follows:

Curriculum Development:  This expense refers to the cost of development of the curriculum to operate our student training sessions.
Educational and Training Material:  This expense will provide the funds necessary to develop the student manuals as well as visual aids for use during classroom instruction.

Training Expense:  This expense will provide the funds necessary for a minimal amount of service specific training for personnel.  It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other material.

Website Development:  This expense is the cost associated with development of our website.  Since the website will be used as a means to promote our service, preliminary website development will begin as soon as we have the funds available.  Certain of the web site development will be done by Maureen Cottrell at no  cost to the Company .

Marketing and Promotional Expenses:  This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of educational product information to and interested parents and individuals.  We expect to begin incur these costs during the second month of operations after the effective date of this prospectus, and to continue throughout the remainder of the year.

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company.  We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Furniture and Equipment:  This expenditure refers to items such as a computer, visual aid equipment, tables and chairs, and other similar items.  We expect to be making these purchases during the second month of operation after the effective date of this prospectus.

Miscellaneous Administrative Costs:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that Awareness will raise the full $25,000 as anticipated.  The following is the break down of how we intend to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	50%	75%	100%
Curriculum Development	1,000	3,500	5,250	7,000
Educational and Training Material	500	1,500	2, 500	3,000
Training Expense	0	500	750	1,000
Website Development	500	1,000	1,500	2,000
Marketing and Promotional Expenses		2,500	3,750	5,000
Legal and Accounting Fees	0	500	1,000	1,000
Furniture and Equipment	0	1,500	1,750	2,000
Miscellaneous Administrative Costs	250	1,500	2,250	4,000
Total	$2,500	$12,500	$18,750	$25,000

\
We expect to complete our public offering within 30 days after the effectiveness of our registration statement by the Securities and Exchange Commissions.  We intend to concentrate our efforts on raising capital during this period.

We currently have no cash available; accordingly, we do not have any funds to fund our operations for the next 12 months, if we are unable to successfully raise some money in this offering.  Maureen Cottrell has indicated that she may provide limited financial accommodations to the company of not less than $5,000.  We have no agreement for any extension of financial accommodations or a loan from Maureen Cottrell.

However, if we sell 10% of the shares of common stock offered for sale by the company and raise the gross proceeds of $1,500, we will be able to continue with our development plans.  Maureen Cottrell will complete our curriculum at no cost to us.  This $1,500 will be primarily used for producing our educational and training material.  We will not be able to utilize an instructional manual and we will need to provide reprints of articles for the classroom use.  No visual aids will be developed.  We will be able to provide only a simple so-called “home page” for the company.  Although the net proceeds of $1,500 will satisfy our cash operating requirements for 12 months, we will not be able to expend funds to market our financial literacy and money management programs or comply with the requirements of a reporting company under the Exchange Act.  After that time, we will either need to raise additional funds or realize additional revenue from our business activities to meet our reporting requirements.  There can be no guarantee that we will be successful in securing additional financing should the need arise.  We may also utilize funds advanced from Maureen Cottrell, our sole officer and director.  Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

If we sell 50% or more of the shares of common stock in this offering, we believe the money will last for more than a year, and also provide marketing funds.  We will be able to develop student manuals and prepare visual aids to be used during classroom instruction.  We will be able to place advertisements in local newspapers and engage in limited marketing efforts.  We will be able to acquire our own computer and office furniture and develop an internet presence.  At that time, we will need to realize revenue from our business activities to meet our reporting requirements under the Exchange Act.  There can be no guarantee that we will be successful in securing additional financing should the need arise.  We may also utilize funds advanced from Maureen Cottrell. Our inability to fund our operations will impede our growth and operating results and may also result in a loss of your investment.

Even if we sell 100% of the shares of common stock in this offering, we will need to realize revenue from our business activities to meet our reporting requirements under the Exchange Act.  The amount of funds we need are estimated to be between $12,000 and $18,000 per year.  There can be no guarantee that we will be successful in securing additional financing should the need arise or that we will have revenue from our business activities.  Until we have sufficient operations, we may be relying on advances from Maureen Cottrell to meet our limited operating costs, if available.

While we currently intend to utilize the proceeds of this offering substantially as set forth above, we reserve the right to change such use if, in the judgment of the board of directors, such changes are advisable within the above described categories.  At this time we believe this to be the best representation of the projected allocation of proceeds, and do not foresee any substantial deviation.

The funds that have been raised thus far from selling stock to our sole officer are not sufficient to pay all expenses of this offering, which we estimate to be $10,500.  Maureen Cottrell has agreed to loan us sufficient funds to pay the expenses of the offering.  The total amount of the money raised from the sale of the 250,000 shares we are offering will be used for the purpose of furthering our plan of operation.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock.  The offering price for shares sold pursuant to this offering is set at $0.10.  Of the 2,000,000 shares of stock already purchased by our sole officer and director, these shares were sold for $0.0025 per share.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing shareholders is lower than the offering price offered to new investors.

Awareness is offering shares of its common stock for $0.10 per share through this offering.  Since formation, our sole officer and director has purchased 1,000,000 shares of our common stock for $0.0025 per share.  As at June 30, 2010, the net tangible book value of Awareness was approximately zero ($0) per share.  If we are successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Awareness would be approximately $25,000 (before offering expenses) or approximately $.01 per share, which would represent an immediate increase of $0.09 in net tangible book value per share and $.09 or 90% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.

Following is a table detailing approximate dilution to investors if 10%, 50%, 75% or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale
Net Tangible Book Value Per	$.00	$.00	$.00	$.00
Share After Stock Sale	NIL	NIL	NIL	.01
Increase in Net Book Value Per Share Due to Stock Sale	$.10	$.10	$.10	$.10
Immediate Dilution (subscription price of $.10 less net tangible book value per share)	$.10	$.10	$.10	$.10

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)	$.10
Net tangible book value per share before offering (2)	$.00
Increase attributable to purchase of stock by new Investors (5)	$.09
Net tangible book value per share after offering (3)(4)	$.01
Dilution to new investors (6)	$.09
Percent immediate dilution to new investors (7)	90%

(1)           Offering price per equivalent common share.

(2)	The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Awareness.

(3)	The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Awareness from the current offering.

(4)	The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering.

(5)
The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These tables compare the differences of your investment in our shares with the share investment of our existing shareholder.  Maureen Cottrell has purchased a total of 2,000,000 shares for an aggregate amount of $5,000, or an average cost of $0.0025 per share.  Your investment in our shares will cost you $0.10 per share.  In the event that this offering is fully subscribed, the book value of the stock held by Maureen Cottrell will increase by almost $.10 per share, while your investment will decrease by over $.09 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $25,000.  The percentage of capital contribution will then be approximately 25% for the existing shareholder and approximately 75% for the new investors.  Maureen Cottrell will then hold, as a percentage, approximately 90% of the issued and outstanding shares of Awareness, while the new investors will hold, as a percentage approximately 10%.

SELLING SECURITY HOLDERS

Our current shareholder is not selling any of the shares being offered in this prospectus.

PLAN OF DISTRIBUTION

There will be no underwriters used, no dealer's commissions and no finder's fees paid.  Our sole officer and director of Awareness, Maureen Cottrell, will sell the securities on behalf of Awareness in this offering.  She will rely on Rule 3a4-1 under the Exchange Act to sell our securities without registering as a broker-dealer.  She primarily performs substantial duties as our sole officer and director for or on behalf of the issuer otherwise than in connection with transactions in securities, and has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every twelve months.

We plan to offer our shares to the public at a price of $0.10 per share, with no minimum amount to be sold.  Our officer and director will sell the shares through the distribution of Awareness’s prospectus to interested individuals and corporations through personal contact.  Our sole officer and director will receive no commission from the sale of any shares.  Maureen Cottrell will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or three months from the date of this prospectus, which ever occurs first.

Regulation M of the  Exchange Act may prohibit distribution participants of Awareness’s stock from engaging in any market making activities with regard to its securities.  We do not intend to engage in any market making activities deemed unlawful by Regulation M subsequent to the effectiveness of this registration statement.

Legal Proceedings

We are not a party to any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Maureen Cottrell is the only director, executive officer and control person.

Ms. Cottrell is a graduate of the University of Delaware in 1987, Newark, Delaware with a Bachelor in Chemistry and has graduate credits in nutrition.  In 1999 she received a single subject teaching credential in science from National University in San Diego, California.  She has master decree credits in the Educational Technology Program from San Diego State University (2006) and received a School Leaders Licensure Course and Assessment Administrative Credential in 2010.

From 1987 to 1990, she was employed by Du Pont, Agricultural Chemicals, Wilmington, Delaware as a Laboratory Technician.  From 1990 to 1991, she was employed by Alliance Pharmaceuticals, San Diego, CA as a research associate.  From 1991 to 1996, she was employed by Gensia, San Diego, California as a research associate.  In 1996, she founded a web design in San Diego, California.

Since 2000, she has worked for the San Diego City Schools in San Diego, California as a Credentialed Secondary Science Teacher teaching high school level chemistry, physics, earth, marine, and biotechnology.  In 2009, for the San Diego City Schools, she served as a Dual Enrollment Coordinator, which entails administrative duties involving master schedule, scheduling and monitoring student progress in San Diego City Schools.

Maureen Cottrell has no experience as an officer and director of a public company.  It is our intent, upon the implementation of our business plan to obtain directors who have particular expertise, qualifications, attributes and skills in the educational field and in the public company area, to serve as directors based on our business and structure at the time of appointment.  We believe that Maureen Cottrell possess the requisite professional experience, education, skill and other individual qualities and attributes to serve as our sole officer and director, until there are additions to the board of directors in the future.

Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholder of Awareness owning 5% or more of the common stock, and shares owned by the Awareness’s sole director and officer:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Maureen Cottrell 3416 Rollsreach Drive San Diego, CA 92111	2,000,000	100%

Common	Directors and officers as a group (1)	2,000,000	100%

Description of Securities to be Registered

Common Stock

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock with $.001 par value.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of Awareness.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Awareness, holders are entitled to receive, ratably, the net assets of Awareness available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Awareness’s common stock are issued, the relative interest of then existing shareholders may be diluted.

Maureen Cottrell has sole investment power and sole voting power over the shares that she owns.

Shell Company

The shares of stock owned by Maureen Cottrell are not being registered.  Further, we may be deemed to be shell company, as that term is currently defined by the Securities and Exchange Commission.

On February 15, 2008, the Securities and Exchange Commission adopted final rules amending Rule 144 (and Rule 145) for shell companies.  The amendments currently in full force and effect provide that the current revised holding periods applicable to affiliates and non-affiliates (our sole officer and director) is not now available for securities currently issued by either a reporting or non-reporting shell company, unless certain conditions are met.  It may also affect further sales of securities by us that are not registered under the Securities Act.  An investor will be able to resell securities issued by a shell company subject to Rule 144 conditions if the reporting or non-reporting issuer (i) had ceased to be a shell, (ii) is subject to the Exchange Act reporting obligations, (iii) has filed all required Exchange Act reports during the proceeding twelve months, and (iv) at least 90 days has elapsed from the time the issuer has filed the "Form 10 Information" reflecting the fact that it had ceased to be a shell company before any securities were sold Rule 144.  We are required to file reports under the Exchange Act upon this registration statement being declared effective.

On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies. These amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets  consisting of cash and cash equivalents, the amendments prohibit the use of a From S-8 (a form used by a corporation to register securities  issued to an employee, director, officer, consultant or advisor, under certain circumstances), and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the  acquisition  of a business  opportunity.

The rules are designed to assure that investors in shell companies that subsequently acquire further operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing operations.

 Interest of Named Experts and Counsel

Awareness has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Awareness, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Awareness.

Legal Matters

Certain legal matters with respect to Awareness and the validity of the securities offered hereby will be passed upon for us by Ronald J. Stauber, of Ronald J. Stauber, Inc., a Law Corporation, Los Angeles, California.

 Experts

The financial statements of Awareness as at December 31 , 2010 , appearing in this registration statement have been audited by Kyle L. Tingle, independent certified public accountant, as set forth in his report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Liabilities

We are authorized to indemnify our directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations.  Awareness may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Awareness directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct.  Insofar as indemnification for liabilities originates under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Awareness pursuant to the foregoing provisions, Awareness has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Business Development

Awareness was incorporated on April 28, 2010 in the State of Nevada.  We have a specific business plan or purpose.  Should our business plan be successfully implemented, we may be expanding our operations in the south western portion of the United States.  We have not yet begun our educational operations and we currently have no revenue and no significant assets.  Awareness has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since formation, Awareness has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Neither Awareness nor its sole officer, director, promoter or any affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Our business is to provide a financial literacy and money management program for teenagers on a fee for service offered basis with specialized educational programs designed to maximize profit potential and customer loyalty.  We believe that there is a need to train teenagers who we believe lack the basic skills in the management of personal financial affairs.  Located in a fluent area, many are unable to balance a checkbook and most simply have insight into the basic survival principals involved with earning, spending, saving and investing.

Principal Services

We are in the process of establishing ourselves as providing a financial literacy and money management educational program for teenagers on a fee for service offered basis.  We intend to provide such topics which would include budgeting, the importance of saving, bank accounts and services, establishing and maintaining credit, planning for college, buying a car, basic investing, with related ancillary topics.

We will earn our revenues by charging a fee for individuals to complete our training course.  We intend to charge each student $500 for our services . Our marketing is going to be the parents of teenagers who understand that many young people fail in the management of the first consumer credit experience, establish bad financial management habits, and fail to take direction from their parents, who realize that it makes no sense for their teenager to learn by trial and error.  Our instruction will include practical information preparing them in planning and understanding their financial future.

Further, we anticipate that our instruction will also be useful in teaching the managing of the teenagers money, establish the basics of budgeting, savings and checking accounts, responsible borrowing and will extend to buying an automobile, renting an apartment and the responsible use of day to day credit.  Further topics that will be addressed will include surrounding yourself with professionals in connection with starting and managing a small business, investing for the future, and basic knowledge on commencing a plan for retirement, although the retirement age is in the far distant future for the teenagers.

Our intensive two-week training will involve 18 hours of classroom instruction for groups of not to exceed 8 students.  The instruction time will address the needs and requirements of each of the interested parties.  The specific curriculum will be developed as funds become available.

Probably the most important aspect of our training will be in developing positive financial responsibility and commitment.  Effective inter-personal skills will reap personal satisfaction as well as financial gratification through increased tips.

Classroom instruction will be held at rented office space or in a hotel facility.  Classroom space can be arranged on an “as needed” and “as available” basis at normal costs.

The Market

We will use a direct market approach.  We intend to begin with a small number of students that will be drawn from the local high schools.

Awareness intends to use neighborhood and local newspaper print media to create interest in the company and to attract teenage students.  These newspapers will usually provide a news story about the company if the company also places an advertisement in the paper.  These genres of newspapers are usually free to the consumer and are distributed without cost in a targeted area.  They are usually weekly or monthly or sporadic in distribution.  Awareness will also place advertisement in school newspapers.  In addition, notices on local bulletin boards in business establishments that provide for community notices will be posted.  We intend to have a website - an internet presence to assist us in marketing our curriculum and to associate the name of the company to the service that we provide.  We do not believe that the website will be an originating source to attract students to our business but may provide information to the consumer if aware of the website.  We have not conducted any marketing research to obtain statistical data to develop a marketing plan; we intend to focus on this limited media promotion and our pricing to attract the parent and teenage student to the company and the selling ability of Maureen Cottrell if parents telephone Awareness for information.

As soon as funds are available from this offering, we intend to design and build our website.  The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace within our target market area.  The website will have the facility for prospective students to contact us with questions and inquiries, and will eventually allow for on-line course registration.

Competition and Competitive Strategy

Presently there is very little, if any, general training and instruction available to teenagers living in the higher social economic or higher net worth demographics.  We have been informed and believe that certain schools, banks and brokerage firms do provide personal financial training for free or at a very low cost.  The providers of these services usually direct their efforts to only narrow areas that may be beneficial to them.

 Competition from Other Educational Institutions

While Awareness’s course material presented to our students may be fully protected by intellectual property laws, our course concept will not.  Consequently, other financial or educational institutions, based upon any success Awareness may enjoy in its educational material presentation, may decide to offer similar course material based on Awareness’s model.  These financial or educational institutions have greater resources than Awareness, and as such will be able to compete successfully against Awareness.  We may not be able to survive in the educational marketplace against such competition.

Sources and Availability of Products and Supplies

Maureen Cottrell intends to develop the entire course of studies for our students.  Maureen Cottrell has extensive industry-related experience as well as access to numerous educational materials.

Dependence on One or a Few Major Customers

This business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with the educational trading services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. Awareness has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Our course materials, where applicable, will be fully protected by copyright.

Existing or Probable Government Regulations

There are no other types of government regulations existing or being contemplated that would adversely affect Awareness’s ability to operate.

Research and Development Activities and Costs

Awareness has no plans to undertake any research and development activities.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind.  At present we are operating from our principal office address that is located within the home of our President, who provides this space free of charge   We will continue to use this space for our executive offices for the foreseeable future.

Employees

Awareness’s only employee at the present time is Maureen Cottrell and we are dependent on her.  We rely on her entrepreneurial skills and experience to implement our business plan.  Maureen Cottrell is responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring further employees until the business has been successfully launched and we have sufficient, reliable tuition revenue flowing into Awareness from our educational operations.  We believe that we will be able to secure guest lectures from financial instructions such as banks and brokerage firms and local accountants and attorney’s at no cost.  Maureen Cottrell will do whatever work is necessary to bring our business to the point of being in positive cash flow.  We do not expect to hire any other employees within the first year of operation.

The Curriculum

Awareness has developed an outline that will be the basis for the curriculum for use in its early sessions.  Of particular importance to Awareness will be the student response and input to its curriculum material.  We intend to conduct these early sessions on an interactive basis with our students, carefully noting student responses to the curriculum material such as comprehension, interest, clarity of presentation, order of curriculum format, and ability of students to absorb material presented.  Subsequent curriculum development will be based to a great extent upon the student response and input received regarding our initial curriculum material and their suggestions for effective delivery modes.

A general outline of our initial curriculum is set out below.  It will consist of 18 hours of classroom instruction.  This outline presently consists of three parts:

Part One – the Fundamentals (approximately eight hours)

Money and Money Management
Basics of Budgeting
Savings and Checking Accounts
Using Credit Cards and The Cost of Borrowing
Responsible Borrowing and Maintaining Good Credit

Part Two – The Next Step (approximately eight hours)

Living Within your Means
Savings and Paying for College
Buying a Car-Auto Finance
Renting an Apartment
Responsible Use of Credit

Part Three – “Old Folks” (approximately two hours)

Banking and Credit Essentials
Buying a Home
The Small Business
Investing for the Future
Plans for Retirement

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the food and beverage/restaurant industry or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will make available to our shareholders an annual report, including audited financials on Form 10-K.  We are not currently a reporting company with the Securities and Exchange Commission, but upon effectiveness of this registration statement, we will be required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

The public may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

PLAN OF OPERATION
Genral

Awareness is a development stage company with no operations, no revenue, no financial backing and few assets.  Our plan of operations is to establishing ourselves as a provider of financial literacy and money management programs for teenagers on a fee for service offered basis.

We currently do not have the funds needed to develop our web site or market our service.  Nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering.  Awareness believes it will take between two and three months to raise capital for completion of the development of the business after this prospectus becomes effective.

We intend to design and build our website as soon as sufficient funds are available from this offering.  A decision has been made regarding a domain name and registration of our website domain name www.awareness4teens.com has been implemented.  The preliminary design work of our website has begun and we intend to have an information page available on the internet shortly.

The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace.  The website will have the facility for students or their parents to contact us with questions and inquiries.

Web server space will be contracted from a local internet service provider (ISP) which has recently been chosen.  We will be required to purchase a computer during the first year of operations.

During the first stages of Awareness’s growth, our sole officer and director will provide all the labor required to develop the curriculum and lead the educational sessions - at no charge.  We believe that we will be able to secure guest lecturers from financial instructions such as real estate and stock brokerage firms and from local accountants and attorneys at no cost.  Since we intend to operate with very limited administrative support, our sole officer and director will continue to be responsible for these duties for at least the first year of operations.

Our marketing strategy will be directed to the parents of the teenager who understand that the average student graduates from high school lacks basic skills in the management of personal financial affairs.  These parents understand that many young people fail in the management of their first consumer credit experience, establish bad financial management habits, and stumble through their early financial lives learning by trial and error.  We will inform the parents, in our marketing presentation, that each of the various subjects taught may also have visiting guest lecturers, with sufficient credentials and experience to give the program creditability.  We believe that we will be able to secure these individual’s to act as guest lecturers predicated upon the possible additional business that may be obtained from the parent, after being informed of the presentation by the student and business obtained from the student.

How long we will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly our company can generate tuition revenue and how much revenue can be generated.  At the present time, we only have funds available to complete the expenses of this offering. However, should we raise the entire $25,000 we are seeking from this offering, we are of the opinion that no further funds will be required for the operation of our business for the twelve month period following the completion of this offering.

If we are unable to raise funding through this offering, we will not be able to survive more than several months.  In that event, we will require additional funding from either outside sources, such as traditional banking or venture capital institutions, or private placement financial institutional investors who recognize the value of the market niche we are planning to serve.

We are confident we can meet our financial obligations and pursue our plan of operations if we raise the additional funding through this offering.

Maureen Cottrell has undertaken research in establishing the basis of our development of a training programs specifically designed for teenagers.  An outline that will be the basis for the content of the curriculum has been developed.

This exploratory research (establish structure and identify issues) is the now outline for the curriculum and the constructive research (develops solutions to the issues) is the content of the 18 hours of classroom instruction.  Prior published academic articles and interviews with stock brokers, accountants, educators and parents contributed to the development of the research.  Maureen Cottrells internet searches and personal observations as an educator and administrator in the San Diego School system also constitute a portion of the research.  There is no assurance that this research will support the conclusion that the training program material will be beneficial or acceptable or the overall plan of operation will be successful.

Awareness’s present concern is not only student response and input as well as curriculum material development at this stage, but also effective delivery of this material.  These delivery systems, whether they be printed matter, audio-visual presentation, interactive computer teaching programs, or television teaching systems, all have a cost of implementation that we wish to address, both from its profit perspective as well as student acceptance and information delivery. Awareness through his initial sessions will be able to determine the maximum form of information delivery and consequently avoid spending large sums on delivery systems that are ineffective.

We have no plans to undertake product research and development during the term covered by this prospectus.  There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.  Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on obtaining our teenager students in the more affluent cities and communities within the County of San Diego, California.  Initially, we intend to concentrate in northern San Diego which includes the La Jolla area (an affluent section of northern San Diego).  As we gain experience, and develop sufficient revenues from sales, we may consider expanding our business within the region and possibly to other locations within the south western United States.

 Expenditures

It is anticipated that the funds raised from this offering will be sufficient to cover our expenditures for the twelve (12) month period upon effectiveness of this prospectus.  The discussion is based on the premise we will raise the entire $25,000 we are seeking from this offering.

We have prepared the following timeline to reflect the anticipated plan of operations of the company for the following 12 months.

Time Line of Anticipated Operational Milestones

Timeline	Activity	Anticipated Costs	Cause for Delay or Suspension of Activity
0-3 Months	Raise capital through the sale of registered Stock.	$12,500 in anticipated general and administrative expenses. (1)	The company does not foresee any reason that this phase of our anticipated activities would be delayed. (1)

1-3 Months	Develop curriculum and prepare educational and training material.	$1,500 - $4,000 in printing fees and the purchase of outside training material.	This phase of our anticipated activities may be reduced in scale or delayed based on the company's inability to raise not less than $1,500 from this offering.

	Acquire furniture and computer	$1,500 - $2,000; provided that $12,500 is raised through the sale of registered stock	The company reasonably believes that this phase of activity will proceed without any delay.

	Begin to locate third party individuals to assist in teaching the students.	We anticipate that there will be no consideration paid to volunteer instructors. To the extent that instructors are not available, Maureen Cottrell will teach the subject.	The company does not foresee any reason that this phase of our anticipated activities would be delayed.

2-3 Months	Commence marketing and promotional efforts.	We anticipate $2,500 to $5,000 in marketing fees, advertisements and local papers.	This phase of our anticipated activities may be delayed based on the company's inability to raise any funds from this offering.

3-4 Months	Obtain not to exceed 6 students to participate as a focus group to evaluate curriculum	We reasonable believe that revenues from the focus group of $500 per student, not to exceed $3,000 will cover anticipated costs of $1,000 [hotel conference rental space].	The company reasonably believes that the focus group phase of activity will proceed without any delay.

3-12 Months	Design web site	Outside vendors will be retained once the company has raised $12,500 to complete the web site.	This phase of our anticipated activity may be delayed if less than 50% of the funds are raised.

The company reasonably believes this phase of activity will proceed without any delay

4-12 Months	Additional Marketing and holding of classes	We anticipate that we will need to have successful teaching seasons with positive revenue or additional capital in place within 6 months in order to sustain Company growth.	This phase of our anticipated activity may be delayed based on the Company's inability to raise any funds from this offering or the inability to commence operations pursuant to the Plan of Operation.

Commence further teaching sessions – two sessions per month.

Continue seeking adequate debt or equity financing proportional to anticipated project expansion of marketing area. (2)

(1)	These are the costs of the issuance and distribution of our shares of common stock. These costs and expenses will be paid from a loan from Maureen Cottrell.

(2)
Additional funding will likely be in the form of debt financing or equity financing from the sale of shares of common stock or sales of convertible promissory notes that are convertible into shares of our common stock.  We may need to seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available.  If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.  At this time, neither the Company nor management has any plans, or has entered into any discussions, written or unwritten, with any third-party relating to any merger acquisitions or business combination transaction or further fund raising activities.  Awareness is committed to the foregoing plan of operations and will use all reasonable means to effectuate the company's plan of operation.

Milestones

As soon as the funds are available, Maureen Cottrell will begin to further develop our curriculum. We plan to hold our first class session three months after the effective date of this prospectus. Our first class will be held in San Diego, California, and will be small by design, with a maximum of six students. It will be a focus group to confirm that our course of studies is appropriate for the requirements of our students. This initial session will provide us with approximately $3,000 in revenues from operations to cover our anticipated cost of $1,000.

Using the first session as a model, we will refine the emphasis of each aspect of our training program over the next month.

The second session will be held within three months of the effective date of this prospectus with an estimated cost of $1500.  It is our intention to hold two student sessions every month thereafter at an estimated cost of $500.00 per session with not to exceed eight students.  We will utilize the time between the 18-hour instruction periods to market our service, plan future sessions, and perfect our curriculum.  The amount spent on these activities will be directly related to the funds available, both from this offering as well as revenue earned from completed sessions.

Within three months of the effective date of this prospectus, we intend to design and build our website.  The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace.  The website will have the facility for prospective parents and students to contact us with questions and inquiries.  The estimated cost of website development is $2,000.  Other than design services provided by Maureen Cottrell, should we fail to raise any proceeds from this offering, the development and implementation of our website will be delayed.

 Description of Property

Awareness does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the President's home, at no cost to Awareness.

We do not have any investments or interests in any real estate. Awareness does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

With the exception of Maureen Cottrell, there are no promoters being used in relation to this offering.  By the definition of Rule 405 of the Securities Act, Maureen Cottrell is a promoter of Awareness in that she is a “person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer.”  Maureen Cottrell has not, nor will she, receive anything of value or other consideration as a promoter of Awareness.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information and Price

Our common stock is not quoted at the present time.

We plan to seek approval for quotation on the OTC Bulletin Board System, once our registration statement has been declared effective by the Securities and Exchange Commission.  We cannot guarantee that we will obtain approval.  There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

There is no trading market for our common stock at present and there has been no trading market to date.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.  We intend to request a broker-dealer to make application to the FINRA to have the company's securities quoted in the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink OTC Markets Inc. so-called "Pink Sheets.”

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As a result of our offering price and being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $250,000, $300,000 together with a spouse).  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.  Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.

For the initial listing in the Nasdaq SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million.  The minimum bid price must be $4.00 and there must be 3 market makers.  In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the Nasdaq SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million.  The minimum bid price must be $1.00 and there must be 2 market makers.  In addition, there must be 300 shareholders holding 100 shares or more.

We intend to request a broker-dealer to make application to the FINRA to have our securities  quoted in the OTC Bulletin Board Systems or published, in print and electronic media, or either, in the Pink OTC Markets, Inc. "Pink Sheets," or either.

Shareholders May Face Significant Restrictions on the Sale of Awareness Stock due to State “Blue Sky” Laws

Each state has its own securities laws, often called “blue sky laws” which: (a) limit sales of stock to a state’s resident unless the stock is registered in that state or qualifies for an exemption from registration; and (b) governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state.  Before a security can be sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration.  We do not know whether our stock will be registered under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market makers for our stock.

You should be aware that there has been no market for our stock and there is no assurance that an active market will develop.  No broker-dealers act as market makers for our stock and our securities have not been registered for sale in any state.  Therefore, you may be unable to sell our stock without registering, or otherwise qualifying it for sale, within your specific state.

There may be significant state blue sky law restrictions on the ability of shareholders to sell, or on purchasers to buy, our stock. Accordingly, shareholders should consider the secondary market for our stock to be a limited one.  Shareholders may be unable to resell their stock, or may be unable to sell it without the significant expense of state registration or qualification.

Shareholders May Face Significant Restrictions on the Resale of Awareness Stock due to Federal Regulations Regarding Penny Stock

In the event that Awareness registers its securities for sale and acquires a broker-dealer as a market maker, our stock would differ from many stocks in that it would likely be a “penny stock”. The Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. These rules include, but are not limited to, Rules 3a51-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-9 under the  Exchange Act, as amended. Because our stock would probably constitute “penny stock” within the meaning of the rules, the rules would apply to Awareness and its securities. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them.  There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.  The market among dealers may not be active. Shareholders in penny stocks are often unable to sell stock back to the dealers that sold them the stock.  The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, shareholders may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor.  In some cases, the stock may fall quickly in value.  Shareholders may be unable to reap any profit from any sale of stock, if they can sell at all.

Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered from patterns of abuse and fraud in recent years.  These patterns include:

manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases;

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

‘boiler room’ practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; and

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

No cash compensation, deferred compensation or long-term incentive plan awards were paid, issued, or granted to Awareness’s management since its inception on April 28, 2010.  Further, Awareness has not granted any option or stock appreciation rights.

Compensation of Director

There are no arrangements pursuant to which the Awareness’s sole director will be compensated for any services provided as a director.  No additional amounts are payable for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from Awareness, with respect to any director or executive officer of Awareness which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Awareness, any change in control of Awareness, or a change in the person's responsibilities following a change in control of Awareness.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

There have been no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

Financial Statements

Awareness engaged Kyle L. Tingle, CPA as our independent auditor.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)

FINANCIAL REPORTS

SEPTEMBER 30, 2011

DECEMBER 31, 2010

AWARENESS FOR TEENS, INC.

(A Development Stage Enterprise)

CONTENTS

PAGE NO.
REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	F-3
FINANCIAL STATEMENTS
Balance Sheets	F-4
Statements of Operations	F-5
Statements of Stockholder’s Deficit	F-6
Statements of Cash Flows	F-7
Notes to Financial Statements	F-8 - F-13

Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

**Report of Independent Registered Public Accounting Firm**

To the Board of Directors
Awareness for Teens, Inc.

We have audited the accompanying balance sheets of Awareness for Teens, Inc. (A Development Stage Enterprise) as of September 30, 2011 and December 31, 2010 and the related statements of operations, stockholders' deficit, and cash flows for the periods ended September 30, 2011 and December 31, 2010 and the period April 28, 2010 (inception) through September 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Awareness for Teens, Inc. (A Development Stage Enterprise) as of September 30, 2011 and December 31, 2010 and the results of its operations and cash flows for the periods ended September 30, 2011 and December 31, 2010 and the period April 28, 2010 (inception) through September 30, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KLT, CPA, LLC

Kyle L. Tingle, CPA, LLC

November 14, 2011
Las Vegas, Nevada

3145 E. Warm Springs Road • Suite 200 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
BALANCE SHEET

	September 30,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS
Cash	$0	$0
Total current assets	$0	$0
Total assets	$0	$0

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	$500	$0
Officer advances	4,967	4,517
Total current liabilities	$5,467	$4,517
STOCKHOLDER’S DEFICIT
Common stock: $0.001 par value;
authorized 50,000,000 shares; issued
and outstanding: 2,000,000 shares at
December 31, 2010 and September 30, 2011	2,000	2,000
Additional paid-in capital	3,000	3,000
Accumulated deficit during development stage	(10,467)	(9,517)
Total stockholder’s deficit	$(5,467)	$(4,517)
Total liabilities and
stockholder’s deficit	$0	$0

See Accompanying Notes to Financial Statements.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

	Nine Months	April 28, 2010	April 28, 2010
	Ended	(inception) to	(inception) to
	September 30,	December 31,	September 30,
	2011	2010	2011
Revenues	$0	$0	$0
Cost of revenue	0	0	0
Gross profit	$0	$0	$0
General, selling and
administrative expenses	(950)	(9,517)	(10,467)
Operating loss	$(950)	$(9,517)	$(10,467)
Non-operating income (expense)	0	0	0
Net loss	$(950)	$(9,517)	$(10,467)
Net loss per share, basic
and diluted	$(0.00)	$(0.00)
Average number of shares
of common stock outstanding	2,000,000	2,000,000

See Accompanying Notes to Financial Statements.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDER’S DEFICIT

				Accumulated
				Deficit
			Additional	During
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
May 10, 2010, issue
common stock	2,000,000	$2,000	$3,000	$0	$5,000
Net loss, December 31, 2010	-	-	-	(9,517)	(9,517)
Balance, December 31, 2010	2,000,000	2,000	3,000	(9,517)	(4,517)
Net loss, September 30, 2011	-	-	-	(950)	(950)
Balance, September 30, 2011	2,000,000	$2,000	$3,000	$(10,467)	$(5,467)

See Accompanying Notes to Financial Statements.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

	Nine Months	April 28, 2010	April 28, 2010
	Ended	(inception) to	(inception) to
	September 30, 2011	December 31, 2010	September 30, 2011

Cash Flows From Operating Activities
Net loss	$(950)	$(9,517)	$(10,467)
Adjustments to reconcile net loss
to cash used in operating activities:
Changes in assets and liabilities
Increase (decrease) in accounts payable	500	0	500
Net cash used in operating activities	$(450)	$(9,517)	$(9,967)
Cash Flows From Investing Activities	$0	$0	$0
Cash Flows From Financing Activities
Increase in officer advances	$450	$4,517	$4,967
Issuance of common stock	0	5,000	5,000
Net cash provided by financing activities	$0	$9,517	$9,967
Net increase (decrease) in cash	$0	$0	$0
Cash, beginning of period	$0	$0	$0
Cash, end of period	$0	$0	$0
Supplemental Information and Non-Monetary Transactions:
Interest paid	$0	$0	$0
Taxes paid	$0	$0	$0

See Accompanying Notes to Financial Statements.

AWARENESS  FOR  TEENS,  INC.
(A  Development  Stage  Enterprise)
NOTES  TO  FINANCIAL  STATEMENTS

Note  1.    Nature  of  Business  and  Significant  Accounting  Policies

NATURE  OF  BUSINESS:

Awareness For Teens, Inc. (“Company”) was organized on April 28, 2010 under the laws of the State of Nevada. The Company currently has limited operations and, in accordance with FASB ASC 915 “DEVELOPMENT STAGE ENITITES” is considered a Development Stage Enterprise. The Company has been in the development stage since formation and has realized minimal revenues from its operations.

A  SUMMARY  OF  THE  COMPANY’S  SIGNIFICANT  ACCOUNTING  POLICIES  IS  AS  FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2011 and December 31, 2010.

INCOME  TAXES

The Company accounts for income taxes under FASB ASC 740 “INCOME TAXES,” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations

AWARENESS  FOR  TEENS,  INC.
(A  Development  Stage  Enterprise)
NOTES  TO  FINANCIAL  STATEMENTS

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three- tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level  1.    Observable  inputs  such  as  quoted  prices  in  active  markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.
The Company does not have any assets or liabilities measured at fair market value on a recurring basis at September 30, 2011 and December 31, 2010. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended September 30, 2011 and December 31, 2010.

SHARE  BASED  EXPENSES

FASB ASC 718 “COMPENSATION – STOCK COMPENSATION” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock option, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (A) the option to settle by issuing equity instruments lacks commercial substance or (B) the present obligation is implied because of an entity’s past practice or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505- 50 “EQUITY – BASED PAYMENTS TO NON-EMPOLYEES.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable;

(A) the goods or services received, or (B) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

AWARENESS  FOR  TEENS,  INC.
(A  Development  Stage  Enterprise)
NOTES  TO  FINANCIAL  STATEMENTS

GOING  CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash, no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in either situation which raises substantial doubt about the Company’s ability to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

RECENT  ACCOUNTING  PRONOUNCEMENTS

Issued

In May 2011, the FASB issued an accounting standard update that amends the accounting standard on fair value measurements. The accounting standard update provides for a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. The accounting standard update changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the fair value measurement disclosure requirements, particularly for Level 3 fair value measurements. The amendments in this accounting standard update are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2011, the FASB issued an accounting standard update which requires the presentation of components of other comprehensive income with the components of net income in either (1) a continuous statement of comprehensive income that contains two sections, net income and other comprehensive income, or (2) two separate but consecutive statements. This accounting standard update eliminates the option to present components of other comprehensive income as part of the statement of shareholders' equity, and is effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing. The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, result of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

Note 2.  Stockholder’s Equity

COMMON STOCK

The authorized common stock of the Company consists of 50,000,000 shares with par value of $0.001.  On May 10, 2010 the Company authorized and issued 2,000,000 shares of its $0.001 par value common stock in consideration of $5,000 in cash.

The Company has not authorized any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with FASB ASC 260, “EARNINGS PER SHARE.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 2,000,000 as of September 30, 2011, December 31, 2010 and since inception.  As of September 30, 2011, December 31, 2010 and since inception, the Company had no dilutive potential common shares.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 3.  Income Tax

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the twelve-months ended December 31, 2010, applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.  All tax returns have been appropriately filed by the Company.

The component of the Company’s deferred tax assets as of September 30, 2011 and December 31, 2010 are as follows:

	2011	2010
Net operating loss carry forward	$3,663	$3,331
Valuation allowance	(3,663)	(3,331)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

	2011	2010
Net operating loss carry forward	$332	$3,330
Valuation allowance	(332)	(3,331)
Net deferred tax asset	$-	$-

The Company did not pay any income taxes during the periods ended September 30, 2011 or December 31, 2010.

The net federal operating loss carry forward will expire in 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

AWARENESS FOR TEENS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 4. Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts. As of September 30, 2011 and December 31, 2010, the Company owed officer $4,967 and $4,517, respectively.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

We have or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$7,500
Audit Fees	1,000
Transfer Agent Fees	700
Printing Fees	1,300
Registration Fees	10
Total	$10,510

Item 14. Indemnification of Directors and Officers.

 Except for acts or omissions which involve intentional misconduct, fraud or known violation of law or for the payment of dividends in violation of Nevada Revised Statutes, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer.  The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful.  The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought determined that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

We have been informed that the Commission will not issue "no action" letters relating to the resale of securities, i.e., a person who has acquired shares of stock in a 4(2) transaction, or either, under the Securities Act of 1933, as amended, and who offers and sells the restricted securities without complying with Rule 144 is to be put on notice by the Securities and Exchange Commission that in view of the broad remedial purposes of the Securities Act of 1933, as amended, and the public policy which strongly supports registration under said act, that those individuals will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and the brokers of other person who participate in the transaction do so at their own risk.  We have also been informed that any indemnification for liabilities arising from such a transaction may also be against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

We have sold securities within the past three years on one occasion without registering the securities under the Securities Act of 1933, as amended.  Maureen Cottrell purchased 2,000,000 shares of common stock from Awareness on April 29, 2010 for $.0025 per share.  No underwriters were used and no commissions or other remuneration was paid except to Awareness.  The securities were sold in reliance on Section 4(2) of the Securities Act of 1933 as amended.  Maureen Cottrell continues to be subject to Rule 144 of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Schedules.

Number	Description

3.1	Articles of Incorporation *

3.2	Bylaws *

5.1	Opinion re: Legality *

23.1	Consent of Attorney (included In Exhibit 5.1) *

23.2	Consent of Accountant

99.1	Subscription Agreement *
_____________
*Previously filed

Item 17. Undertakings.

Awareness hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (“Securities Act”)

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Awareness has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Awareness will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Awareness will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized in the City of San Diego, State of California on December 15 , 2010.

AWARENESS FOR TEENS, INC.

/s/ Maureen Cottrell	December 15 , 2011
President (Principal Executive Officer), Secretary/Treasurer (Principal Financial Officer) and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Maureen Cottrell	December 15 , 2011
President (Principal Executive Officer), Secretary/Treasurer (Principal Financial Officer) and Sole Director

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation *

3.2	Bylaws *

5.1	Opinion re: Legality *

23.1	Consent of Attorney (included In Exhibit 5.1) *

23.2	Consent of Accountant

99.1	Subscription Agreement *
_____________
*Previously filed